Exhibit 10.1

SEVENTH AMENDMENT TO REVOLVING CREDIT

AND TERM LOAN AGREEMENT

This Seventh Amendment to Revolving Credit and Term Loan Agreement is dated as of September 30, 2009, between XETA TECHNOLOGIES, INC., an Oklahoma corporation (“Borrower”), and BANK OF OKLAHOMA, N.A. (“Bank”).

RECITALS

A.                                   Reference is made to the Revolving Credit and Term Loan Agreement dated as of October 1, 2003, and amended June 7, 2004, September 30, 2005, December 21, 2005, September 28, 2006, September 5, 2007, and August 29, 2008 (as amended, the “Credit Agreement”) between Borrower and Bank, pursuant to which currently exists: (i) a real estate loan in the current principal amount of $1,197,732.81 (“Real Estate Loan”), and (ii) a revolving line of credit in the amount of $7,500,000.00 (“Revolving Line”).  Terms used herein shall have the meanings ascribed to them in the Credit Agreement unless otherwise defined herein.

B.                                     Borrower has requested that Bank extend the maturity of the Real Estate Loan and the Revolving Line, and the commitment under the Revolving Line, from September 30, 2009 to November 30, 2009, and Bank has agreed to accommodate such request, subject to the terms and conditions set forth below.

AGREEMENT

For valuable consideration received, it is agreed as follows:

1.                                       AMENDMENTS TO THE CREDIT AGREEMENT.   The Credit Agreement is hereby amended as follows, effective as of the date hereof:

1.1.          The maturity of the Real Estate Loan and the Revolving Line, and the commitment under the Revolving Line, is hereby extended from September 30, 2009; to November 30, 2009.

1.2.          Section 1.53 (Termination Date) of the Credit Agreement is hereby amended to reflect that the date “September 30, 2009” shall now read “November 30, 2009.”

1.3.          The forms of Real Estate Note and Revolving Line Note attached to the Credit Agreement as Schedules “1.47” and “1.49,” respectively, are hereby replaced by the forms of substitute Notes set forth on Schedule “1.3” attached hereto (collectively, the “Extension Notes”).

1.4.          Qualified Receivables may no longer include accrued accounts receivable for materials which have been shipped to the customer, but which have not been billed or invoiced). Accordingly, Section 1.46.13 of the Credit Agreement is hereby deleted in its entirety.

1.5.                              Section 7.6 of the Credit Agreement is hereby amended to delete the second sentence thereof reading:

Notwithstanding the above, commencing October 1, 2006, Borrower may purchase its own capital stock, and may allocate and set apart all sums necessary for the purchase of such capital stock.

Borrower hereby confirms that, as of the date hereof, no sums have been allocated or set apart for the purchase of shares of capital stock of Borrower.

1.6.                              A new Section 7.11 is hereby added to the Credit Agreement reading as follows:

7.11                           Loans and Investments.  Borrower will not and will not permit any Subsidiary to make or permit to remain outstanding any loan or advance to, or extend credit other than credit extended in the normal course of business to any Person, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, make any capital contribution to, or otherwise make in any investment in, any Person, or commit to do any of the foregoing, except:

(i)            negotiable instruments endorsed for collection in the ordinary course of business;

(ii)           obligations backed by the full faith and credit of the United States Government (whether issued by the United States Government or an agency thereof), and obligations guaranteed by the United States Government, in each case which mature within one year from the date acquired;

(iii)          demand and time deposits with, or certificates of deposit issued by, any commercial bank or trust company (A) organized under the laws of the United States or any of its states or having branch offices therein, (B) having equity capital in excess of $250,000,000 and (C) which issues either (1) senior debt securities rated A or better by S&P, or by Moody’s or (2) commercial paper rated A-1 by S&P or Prime-1 by Moody’s, in each case payable in the United States in United States dollars, in each case which mature within one year from the date acquired;

(iv)          readily marketable commercial paper rated as A-1 or better by S&P or Prime-1 or better by Moody’s (or, in either case, an equivalent rating from another nationally recognized credit rating agency) and maturing not more than 270 days from the date acquired; and

(v)           bonds, debentures, notes or similar debt instruments issued by a state or municipality given a “AA” rating or better by

S&P or an equivalent rating by another nationally recognized credit rating agency and maturing not more than one year from the date acquired.

1.7.                              A new Section 7.12 is hereby added to the Credit Agreement reading as follows:

7.12         Acquisitions.  Borrower will not and will not permit any Subsidiary to make or enter any into Acquisition.  For purposes of this Section 7.12, the term “Acquisition” means any transaction, or any series of related transactions, by which Borrower or one or more of its Subsidiaries (i) acquires all or substantially all of any going business or all or substantially all of the assets of any firm, corporation, partnership or limited liability company, or a division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the shares of stock in a corporation which have ordinary voting power for the election of directors (other than shares of stock having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests, membership interests or other equity interests of a partnership, limited liability company or other business entity.

1.8.                              Section 8.4 (Capital Expenditures) is hereby amended in its entirety to read as follows:

8.4           Capital Expenditures.  Not make, incur or become obligated to make or incur Capital Expenditures during the period from September 30, 2009, through November 30, 2009, in excess of $250,000 in the aggregate. For purposes of this Section 8.4, the term “Capital Expenditures” means expenditures for the purchase or other acquisition, construction or improvement of any fixed or capital assets that are required to be capitalized under GAAP on a balance sheet as property, plant, equipment or other fixed assets.

2.                                       CONDITIONS PRECEDENT.  Borrower shall deliver to Bank at or before closing:

2.1.          This Amendment;

2.2.          The Extension Notes; and

2.3.          Any other instruments, documents or agreements reasonably requested by Bank in connection herewith.

3.                                       Effect of Amendment.  Except as expressly amended hereby, the Credit Agreement and all Loan Documents executed or delivered by Borrower to Bank in connection therewith shall remain in full force and effect, binding and enforceable against Borrower in accordance with their terms.

4.             Borrower Ratification.  Borrower hereby ratifies and reaffirms the Credit Agreement (as amended hereby), the Security Agreement and all other Loan Documents executed by it in connection with the Credit Agreement.

5.             Representations and Warranties.  Borrower represents and warrants that (i) no Event of Default exists under the Credit Agreement or any Loan Documents executed by Borrower in connection therewith, and (ii) all representations and warranties made in the Credit Agreement and other Loan Documents remain true and correct as of the date hereof.  Borrower further represents and warrants that all authority documents delivered to Bank in connection with the Credit Agreement remain in full force and effect and have not been modified or changed whatsoever.

6.             No Course of Performance.  The agreement of Bank to the extensions set forth herein shall not obligate Bank to agree to any additional extensions which may be requested by Borrower in the future or to agree to any other amendments or modifications to the terms of the Credit Agreement.

7.             Governing Law and Binding Effect.  This Amendment shall be governed by and construed in accordance with the laws of the State of Oklahoma, and shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

8.             Costs, Expenses and Fees.  Borrower agrees to pay all costs, expenses and fees incurred by Bank in connection herewith, including, without limitation, all reasonable attorney fees, costs and expenses of Conner & Winters, LLP.

9.             Multiple Counterparts.  This Amendment may be executed in multiple counterparts. Delivery of an executed counterpart of a signature page to this Amendment by telecopier (fax) or by electronic communication by portable document format (PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, effective as of the date first above written.

“Borrower”

XETA TECHNOLOGIES, INC.

By	/s/ Robert B. Wagner
Robert B. Wagner, Chief Financial Officer

“Bank”

BANK OF OKLAHOMA, N.A.

By	/s/ David Lamb
David Lamb, Senior Vice President

Schedule “1.3”

(Extension Notes)